UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2010

Commission File Number	Registrant and State of Incorporation	I.R.S. Employer Identification Number
001-33527	BWAY Holding Company (Delaware)	55-0800054

001-12415	BWAY Corporation (Delaware)	36-3624491

8607 Roberts Drive, Suite 250

Atlanta, Georgia

(Address of principal executive offices)

30350-2237

(Zip Code)

(770) 645-4800

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 8, 2010, BWAY Holding Company (the “Company”) held a special meeting of the Company’s stockholders to vote on (i) a proposal (“Proposal 1”) to adopt the Agreement and Plan of Merger, dated March 28, 2010, as it may be amended from time to time (the “Merger Agreement”), by and among the Company, Picasso Parent Company, Inc. (“Parent”) and Picasso Merger Sub, Inc. (“Merger Sub”) and (ii) a proposal (“Proposal 2”) to approve an adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement. The matters acted upon at the special meeting are described in more detail in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on May 7, 2010, pursuant to which proxies were solicited.

Stockholders voted to approve the Merger Agreement with the affirmative vote of holders of (i) a majority of the outstanding shares of common stock of the Company and (ii) a majority of the outstanding shares of common stock of the Company that are not held by affiliates of Kelso & Company, L.P., as required by the Merger Agreement. The following are the final voting tallies for the special meeting:

	For	Against	Abstain

Proposal 1	18,752,923	1,338	396,643

Proposal 2	18,363,651	389,610	397,643

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BWAY Holding Company

Date: June 8, 2010	By:	/s/ Michael B. Clauer
Michael B. Clauer Executive Vice President and Chief Financial Officer

BWAY Corporation

Date: June 8, 2010	By:	/s/ Michael B. Clauer
Michael B. Clauer Executive Vice President and Chief Financial Officer